EXHIBIT 5.1

February 5, 2002

SangStat Medical Corporation
6300 Dumbarton Circle
Fremont, CA 94555

Re: SangStat Medical Corporation
Registration Statement on Form S-3

(File No. 333-76028)

Ladies and Gentlemen:

We have acted as special counsel to SangStat Medical Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 5,175,000 shares (including 675,000 shares subject to an over-allotment option) (the "Shares") as set forth in the Registration Statement and the Prospectus (each as hereinafter defined) of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-76028) as filed with the Securities and Exchange Commission (the "Commission") on December 28, 2001 under the Act (the "Registration Statement"); (ii) the final prospectus, comprised of the prospectus supplement relating to the Shares, dated February 4, 2002 (the "Prospectus"), in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act, and the accompanying base prospectus, dated December 27, 2001; (iii) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of the date hereof (collectively, the "Incorporated Documents"); (iv) an executed copy of the Purchase Agreement, dated February 4, 2002 (the "Purchase Agreement"), entered into by and among the Company, as issuer, and, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Thomas Weisel Partners LLC and Wells Fargo Securities, LLC as underwriters (the "Underwriters"); (v) a specimen certificate representing the Common Stock; (vi) the Certificate of Incorporation, as amended, of the Company, as certified by the Secretary of State of the State of Delaware; (vii) the Second Amended and Restated Bylaws of the Company, as currently in effect; and (viii) certain resolutions of the Board of Directors of the Company and resolutions of the Pricing Committee thereof. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion as to the laws of any jurisdiction other than Delaware corporate law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the Registration Statement and under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP